                   U. S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



                 Date of Report______ May 18, 1999___________



                      NATIONAL ENVIRONMENTAL SERVICE CO.
      ------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


             Oklahoma                   000-24470              73-1296420
      ------------------------------------------------------------------------
      (State or other juris-        Commission File No.    (I.R.S. Employer
      diction of incorporation                             Identification No.)
      or organization)


      12331 East 60th Street          Tulsa, Oklahoma              74146
      ------------------------------------------------------------------------
      (Address of principal executive offices)                   (Zip Code)


                                 918-250-2227
                        -------------------------------
                          (Issuer's telephone number)

Item 2.  Acquisition or Disposition of Assets.

     On May 7, 1999, National Environmental Service Co. (hereafter "NESCO") acquired the assets and assumed certain liabilities of TET Environmental Services, Inc., Columbia, South Carolina, (hereafter "TET"). TET was a provider of environmental consulting and services to the fueling systems industry and other industries in South Carolina. Assets acquired include furniture, fixtures, equipment, vehicles, contracts, transferable licenses, accounts receivable, inventory; work in process, leasehold improvements, and cash operating account. Additionally, NESCO acquired all designs, methods, inventions, and know-how; all trademarks, trade names, service marks, and copyrights claimed or used, customer lists, and corporate names used. Certain assets were excluded from the sale and totaled $57,302. The assets excluded include two vehicles and miscellaneous office furniture used by the seller's principal shareholders. NESCO assumed liabilities totaling approximately $237,000. The exact amount of such liabilities as of April 30, 1999, shall be determined by an independent audit.

     The total purchase price is $2,200,000 which was determined by arm's-length negotiations, with $1,600,000 to be paid at closing and $600,000 to be paid following collection of accounts receivable acquired and less any adjustments to the purchase price to be determined by an independent audit of the financial records of TET. Actual cash paid at closing was $1,365,129 and reflect adjustments as follows: (i) reductions in the amount of the net book value of the excluded assets, (ii) reductions for the amount of distributions to Shareholders since December 31, 1998, and (iii) additions for the net book value of the excluded liabilities to be retained by TET. An additional $600,000 (less any adjustments determined in accordance with the agreement) will be paid on the earlier of (i) 90 days after the date of closing, or (ii) the date on which all receivables purchased as of the date of closing shall have been collected and the independent audit of the financial records of TET has been completed. The cash portion of the purchase price was financed through an increase in the amount available under NESCO's current credit facility with the Bank of Oklahoma, N.A., and a new secured loan arranged with the bank.

     NESCO has agreed to acquire the buildings and real estate occupied by TET. The shareholders of TET, William Wimberly and Harry D. O'Brien, own and lease the property to TET. The purchase price is estimated to be $600,000 and will be determined by an appraisal of the property.

     NESCO intends to use the assets acquired to conduct the same business and services in which they have been used by TET and has hired all of the TET employees except the two principal shareholders. NESCO's existing Columbia office will be combined with the TET office.

Item 7.  Financial Statements and Exhibits.

     (a) The required financial statements of the assets acquired by the Registrant will be filed by an amendment to this report which will be filed within 60 days from May 22, 1999.

     (b) The pro forma financial information required in connection with the reported transaction will be filed by an amendment to this report which will be filed within 60 days from May 22, 1999.

     (c)  Exhibits.  The following exhibit is filed herewith.

     2.1 Asset Purchase Agreement dated as of May 3, 1999, by and between the Registrant and TET Environmental Services, Inc. (Schedules and exhibits are omitted from this filing but copies thereof will be submitted to the Securities and Exchange Commission upon request).


                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused his report to be signed on its behalf by the duly authorized undersigned officer of the Registrant.

                                National Environmental Service Co.



Date:   May 18, 1999
                                By: /s/ Larry G. Johnson
                                   ------------------------------------------
                                Larry G. Johnson, Vice President and Secretary-Treasurer

                 Definitive Agreement, Exhibits, and Schedules

I.   Definitive Agreement date May 3, 1999

II. Exhibits and Schedules (omitted from this filing but copies thereof will be submitted to the Securities and Exchange Commission upon request):

          Exhibit A - TET Environmental Services, Inc. Excluded Assets

          Exhibit B - TET Environmental Services, Inc. Financial Statements as
                         of December 31, 1999

          Exhibit C - TET Environmental Services, Inc. Distributions to
                         Shareholders

          Exhibit D - Agreement Not to Compete - TET Environmental Services,
                         Inc.
                      Agreement Not to Compete - William Wimberly
                      Agreement Not to Compete - Harry D. O'Brien

          Exhibit E - TET Environmental Services, Inc. Excluded Liabilities

          Schedule 1 - TET Environmental Services, Inc. Exceptions to Absence of
                         Certain Charges

          Schedule 2 - Projects to be Completed by NESCO

          Schedule 3 - Fair Market Value of 1999 Property and Equipment

          Schedule 4 - Certain Permits, Etc.